                                                                     EXHIBIT 4.9

                           AMENDMENT NO. 3 AND CONSENT

      This Amendment No. 3 and Consent ("Agreement") dated as of March 3, 2005 ("Effective Date") is among Mariner Energy, Inc., a Delaware corporation (the "Borrower"), Mariner LP LLC, Mariner Energy Texas LP, and the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the "Administrative Agent") and as issuing lender for such Lenders (in such capacity, the "Issuing Lender").

                                    RECITALS

      A. The Borrower, the Lenders, Issuing Lender and the Administrative Agent are parties to the Credit Agreement dated as of March 2, 2004, as amended by that certain Amendment No. 1 and Assignment Agreement dated as of July 14, 2004 and that certain Amendment No. 2 and Consent dated as of February 7, 2005 (as so amended, the "Credit Agreement").

      B. The Borrower proposes to issue its Equity Interests (as defined in the Credit Agreement) in a private offering and sale (the "Offering") and to use a portion of the proceeds of such Offering to purchase and retire most of the Equity Interests of the Borrower owned by MEI Acquisitions Holdings, LLC ("MEI Holdings").

      C. Pursuant the Credit Agreement, the payments to be made by the Borrower to MEI Holdings to retire such Equity Interests in the Borrower constitute "Restricted Payments" which are not permitted to be made under Section 6.05 of the Credit Agreement without the prior consent of the Required Lenders (as defined in the Credit Agreement).

      D. In connection with such Offering, the Borrower also wishes to (i) amend and restate in its entirety its certificate of incorporation in the form attached hereto as Exhibit "A" (the "Amended and Restated Certificate") and amend and restated in its entirety its bylaws in the form attached hereto as Exhibit "B" (the "Amended and Restated Bylaws"), and (ii) amend the definition of Change in Control to accommodate the different parties that will own Equity Interests in the Borrower as a result of such Offering.

      E. At the request of the Borrower, the Administrative Agent and the Required Lenders wish to, subject to the terms and conditions of this Agreement,
(i) consent to the making of such Restricted Payments to MEI Holdings, (ii) consent amendments and restatements of the Borrower's certificate of incorporation and bylaws, and (iii) amend certain provisions of the Credit Agreement as set forth herein.

      THEREFORE, the Borrower, the subsidiaries of the Borrower signatory hereto (the "Guarantors"), the Required Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      SECTION 1.01 TERMS DEFINED ABOVE. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

      SECTION 1.02 TERMS DEFINED IN THE CREDIT AGREEMENT. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

      SECTION 1.03 OTHER DEFINITIONAL PROVISIONS. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

                                  ARTICLE II.
                                    CONSENTS

      SECTION 2.01 CONSENT; ACKNOWLEDGMENT; AGREEMENT. Subject to the terms of this Agreement, the Lenders hereby consent to the making of Restricted Payments by the Borrower to MEI Holdings; provided that (a) such Restricted Payments are made solely from the proceeds of the Offering, (b) such Restricted Payments are made solely as consideration for the retirement of Equity Interests held by MEI Holdings, and (c) after giving effect to the Offering, no "Change in Control" as defined in the Credit Agreement, as amended, hereby shall have occurred. The Administrative Agent hereby consents to (i) the amendment of the Borrower's certificate of incorporation as set forth in the Amended and Restated Certificate and (ii) the amendment to the Borrower's bylaws as set forth in the Amended and Restated Bylaws. Each of the Lenders hereby acknowledges and agrees to such consent by the Administrative Agent. The consents by the Lenders and by the Administrative described in this Section 2.01 are collectively referred to herein as the "Consents." The Consents by the Lenders and by the Administrative Agent described in this Section 2.01 are contingent upon the satisfaction of the condition described in the proviso set forth in the first sentence of this
Section 2.01 and the conditions precedent set forth below. Such Consents are strictly limited to the extent described herein. Nothing contained herein shall be construed to be a consent to or a permanent waiver of the Sections covered by the Consents provided for herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan

                                       2-

Documents. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document. The descriptions herein of the Consents are based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any Defaults or Events of Default. The failure of the Lenders to give notice to the Borrower or the Guarantors of any such Defaults or Events of Default is not intended to be nor shall be a waiver thereof. The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

                                  ARTICLE III.
                          AMENDMENT TO CREDIT AGREEMENT

      SECTION 3.01 AMENDMENTS TO SECTION 1.01.

            (a) New Defined Terms: Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

            "Offering" shall mean that certain private offering and sale of Equity Interests in the Borrower the proceeds of such are used to, in part, purchase and retire a portion of the Equity Interests of the Borrower held by MEI Acquisitions Holdings, LLC .

            "Permitted Holders" shall mean, collectively, MEI Holdings, ACON Investments LLC, Riverstone Holdings, LLC and their respective Affiliates (other than portfolio companies of such institutions), Affiliates of the Administrative Agent and employees and directors of the Borrower.

            "Wholly-Owned Subsidiary" shall mean a Subsidiary which is (a) owned 100%, either directly or indirectly, by the Borrower, (b) a consolidated Subsidiary of the Borrower, and (c) a Guarantor.

            (b) Revision to Defined Term. Section 1.01 of the Credit Agreement is hereby further amended by deleting the definitions of "Change in Control" and "Project Company Mortgage" and replacing them in their entirety with the following, respectively:

            "Change in Control" shall mean the occurrence of any of the following events:

            (a) the Borrower shall cease to, directly or indirectly, own 100% of the Equity Interests of its Subsidiaries;

            (b) prior to the closing of the Offering, the Permitted Holders cease to collectively own more than 50% of the Equity Interests of the Borrower;

            (c) after the closing of the Offering, any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act), other than a Permitted Holder, is or becomes or has the absolute,

                                       3-
      unconditional right to become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 30% or more of the total voting power of the voting stock of the Borrower;

            (d) during any period of 12 consecutive months occurring after the Closing Date, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (e) Scott Josey ceases to be the Chief Executive Officer or President of the Borrower or to be actively engaged in the executive management of the Borrower and is not replaced with an individual of comparable qualifications within six months after he ceases to be the Chief Executive Officer or President of the Borrower or to be actively engaged in the executive management of the Borrower (and the Borrower hereby agrees to consult with the Lenders regarding any such potential replacement).

            "Project Company Mortgage" means, collectively, the (a) the Mortgage, Security Agreement, Assignment of Production, Financing Statement (Moving and Personal Property including Hydrocarbons) and Fixture Filing dated as of March 2, 2004 by the Borrower to JEDI, (b) the Deed of Trust, Security Agreement, Assignment of Production, Financing Statement (Moving and Personal Property including Hydrocarbons) and Fixture Filing dated as of March 2, 2004 by the Borrower to JEDI, and (c) any other mortgage or deed of trust given to JEDI solely in replacement of the mortgage or deed of trust described in clause (a) or (b) above and given by any Wholly-Owned Subsidiary that acquired the JEDI Collateral in accordance with Section 6.04 of this Agreement, and, in case of clause
      (a), (b) and (c) above, copies of which have been delivered to the Administrative Agent and which shall only encumber the JEDI Collateral.

      SECTION 3.02 AMENDMENT TO SECTION 6.04- MERGER OR CONSOLIDATION; ASSET SALES. Section 6.04 is hereby amended by deleting the period appearing at the end thereof and adding the following new clause to the end thereof:

                                       4-

            "and (v) the sale or transfer of Property from the Borrower to a Wholly-Owned Subsidiary, from a Wholly-Owned Subsidiary to the Borrower, or from a Wholly-Owned Subsidiary to another Wholly-Owned Subsidiary provided that (A) if prior to such sale or transfer such Property is subject to a Lien securing the Obligations, then (y) such Property shall remain subject to such Lien after such transfer or sale and the new owner of such Property shall execute and deliver all such agreements, instruments and other instruments requested by the Administrative Agent which are necessary or desirable in order for the new owner to grant an Acceptable Security Interest in such Property to secure the Obligations, and (z) the Borrower shall give to the Administrative Agent a 10 days' prior written notice of such sale or transfer of Property, (B) if such Property is, in whole or in part, encumbered under the Project Company Mortgage and any new mortgages, security documents, or assumptions of mortgages encumbering such Property are entered into, then (y) JEDI and the Administrative Agent shall have, prior to or concurrently with such transfer or sale, entered into an intercreditor agreement substantially in the form of the Intercreditor Agreement covering any new mortgages or security documents encumbering such Property and (z) at least three Business Days prior to such transfer or sale, the Administrative Agent shall have received a true, correct and complete copy of such new mortgages or security documents certified as such by the Borrower, and (C) if such Property is, in whole or in part, encumbered under the Project Company Mortgage and no new mortgages, security documents or assumptions of mortgages encumbering such Property are entered into, then the Borrower shall give to the Administrative Agent prompt written notice of such transfer or sale."

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that: (a) the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower's obligations under the Loan Documents; and (g) the Amended and Restated Bylaws and the Amended and Restated Certificate attached as exhibits hereto are the true, correct and complete copies of the bylaws and certificate of incorporation of the Borrower, and the same has not been amended, supplemented, or otherwise modified and, after

                                       5-
such bylaws have been fully executed and such certificate has been filed with the Secretary of the State of Delaware, they will remain in full force and effect as of the date hereof.

      SECTION 4.02 GUARANTORS REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants that: (a) the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor's obligations under the Loan Documents.

                                   ARTICLE V.
                                   CONDITIONS

      This Agreement and the Consents contained herein shall become effective and enforceable against the parties hereto, and the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent:

      SECTION 5.01 DOCUMENTS; CERTIFICATES. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of:

            (a) this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Required Lenders, and

            (b) such other instruments, documents and amendments or supplements as the Administrative Agent may reasonably request.

      SECTION 5.02 NO DEFAULT. No Default shall have occurred and be continuing as of the Effective Date.

      SECTION 5.03 REPRESENTATIONS. The representations and warranties in this Agreement shall be true and correct in all material respects.

                                       6-

                                  ARTICLE VI.
                                  MISCELLANEOUS

      SECTION 6.01 EFFECT ON LOAN DOCUMENTS; ACKNOWLEDGMENTS.

            (a) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

            (b) The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents other than as expressly set forth above, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or
(iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

            (c) Each of the Borrower, the Guarantors, Administrative Agent, Issuing Lender, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrower and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consents granted hereunder.

            (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

            (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

      SECTION 6.02 REAFFIRMATION OF THE GUARANTY. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

      SECTION 6.03 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

                                       7-

      SECTION 6.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

      SECTION 6.05 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

      SECTION 6.06 GOVERNING LAW. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

      SECTION 6.07 ENTIRE AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

            THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                         [SIGNATURES BEGIN ON NEXT PAGE]

                                       8-

                                                               EXECUTION VERSION

      EXECUTED effective as of the date first above written.

                         MARINER ENERGY, INC.

                         By: /s/ Rick G. Lester
                             ---------------------------------------------------
                                 Rick G. Lester
                                 Vice President and Chief Financial Officer

                         Mariner LP LLC

                         By: /s/ Rick G. Lester
                             ---------------------------------------------------
                                 Rick G. Lester
                                 Vice President and Chief Financial Officer

                         Mariner Energy Texas LP, a Delaware limited partnership

                          By: Mariner Energy, Inc., its sole general partner

                              By: /s/ Rick G. Lester
                                  ----------------------------------------------
                                      Rick G. Lester
                                      Vice President and Chief Financial Officer

                         UNION BANK OF CALIFORNIA, N.A.,
                         as Administrative Agent, as Issuing Lender, and as a Lender

                         By: /s/ Damien Meiburger
                             -----------------------------------------------
                                 Damien Meiburger, Senior Vice President

                         By: /s/ Randall Osterberg
                             -----------------------------------------------
                         Name:   Randall Osterberg
                        Title:   Senior Vice President

                  Signature Page to Amendment No. 3 and Consent
                             (Mariner Energy, Inc.)

                                           BNP PARIBAS

                                           By: /s/ David Dodd
                                               ------------------------------
                                           Name:   David Dodd
                                           Title:  Director

                                           By: /s/ Betsy Jocher
                                               ------------------------------
                                           Name:   Betsy Jocher
                                           Title:  Vice President

                  Signature Page to Amendment No. 3 and Consent
                             (Mariner Energy, Inc.)

                                         JPMorgan Chase Bank, N.A. (successor by
                                         merger to Bank One, NA)

                                         By: /s/ Jo Linda Papadakis
                                             -----------------------------------
                                         Name:   Jo Linda Papadakis
                                         Title:  Associate Director

                  Signature Page to Amendment No. 3 and Consent
                             (Mariner Energy, Inc.)

                                    SOUTHWEST BANK OF TEXAS, N.A.

                                    By: /s/ Kenneth R. Batson, III
                                       --------------------------------------
                                    Name:   Kenneth R. Batson, III
                                    Title:  Vice President

                  Signature Page to Amendment No. 3 and Consent
                             (Mariner Energy, Inc.)

                                    GUARANTY BANK

                                    By: /s/ Arthur R. Garcia Jr.
                                       -------------------------------------
                                    Name:   Arthur R. Garcia Jr.
                                    Title:  Senior Vice President

                  Signature Page to Amendment No. 3 and Consent
                             (Mariner Energy, Inc.)

                                HARRIS NESBITT FINANCING, INC.

                                By: /s/ James V. Ducote
                                   ----------------------------------------
                                Name:   James V. Ducote
                                Title:  Vice President

                  Signature Page to Amendment No. 3 and Consent
                             (Mariner Energy, Inc.)

                   Exhibit "A" to Amendment No. 3 and Consent

                        Amended and Restated Certificate

                                 [See attached.]

                   Exhibit "B" to Amendment No. 3 and Consent

                           Amended and Restated Bylaws

                                 [See attached.]